                                                                   EXHIBIT 10.12

                                  MATTEL, INC.
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
1.    Eligibility......................................................... 1

2.    Participation....................................................... 1
      (a)      Election to Participate.................................... 1
      (b)      Enrollment Form............................................ 1

3.    Deferred Compensation Accounts...................................... 2
      (a)      Investment Election........................................ 2
      (b)      Stock Equivalent Account................................... 2
               (i)     Determination of Credited Amounts.................. 2
               (ii)    Recapitalization or Reorganization of
                       Company............................................ 3
               (iii)   Shares Subject to Plan............................. 3
      (c)      Interest Accrual Account................................... 3
      (d)      Change of Investment Elections............................. 3
               (i)     Future Deferrals................................... 3
               (ii)    Prior Deferrals.................................... 3
               (iii)   Transition Election................................ 4
      (e)      Administrative Discretion.................................. 4

4.    Distribution........................................................ 4
      (a)      Distribution Election...................................... 4
      (b)      Distribution Options....................................... 4
      (c)      Form of Distributions...................................... 4
      (d)      Competitive Activity....................................... 5
      (e)      Death...................................................... 5
      (f)      Installment Distributions.................................. 5
      (g)      Prior Agreements Superseded................................ 5
      (h)      Withdrawals................................................ 5

5.    Miscellaneous....................................................... 6
      (a)      Assignment Prohibited...................................... 6
      (b)      Benefits Unfunded.......................................... 6
      (c)      Grantor Trust.............................................. 6
      (d)      Plan Year.................................................. 7
      (e)      Nonforfeitable Benefit..................................... 7
      (f)      Amendment.................................................. 7
      (g)      Termination................................................ 7
      (h)      Withholding................................................ 7

                                                                        Page
                                                                        ----
      (i)      Governing Law.............................................. 8
      (j)      Gender, Tense, and Headings................................ 8
      (k)      Successors and Assigns..................................... 8
      (l)      Receipt or Release......................................... 8
      (m)      Plan Administrator......................................... 8

6.    Definitions......................................................... 9
      (a)      Account.................................................... 9
      (b)      Administrator.............................................. 9
      (c)      Assumed Accounts........................................... 9
      (d)      Beneficiary................................................ 9
      (e)      Board...................................................... 9
      (f)      Change in Control.......................................... 9
      (g)      Combined Voting Power......................................10
      (h)      Company....................................................10
      (i)      Deferrals..................................................10
      (j)      Effective Date.............................................10
      (k)      Enrollment Form............................................10
      (l)      Exchange Act...............................................10
      (m)      Independent Plan Administrator.............................10
      (n)      Participant................................................10
      (o)      Person.....................................................11
      (p)      Plan.......................................................11
      (q)      Plan Year..................................................11
      (r)      Prior Agreement............................................11
      (s)      Severance..................................................11
      (t)      Transaction................................................11
      (u)      Valuation Date.............................................11
      (v)      Voting Securities..........................................11

                                  MATTEL, INC.
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

 1.       Eligibility

          Each member of the Board of Mattel, Inc. ("Company") who is not an employee of the Company, or of any of its subsidiaries, is eligible to participate in this Deferred Compensation Plan for Non-Employee Directors ("Plan"). This Plan includes account balances attributable to certain Directors who, prior to the date of adoption of this Plan, were parties to individual deferred compensation agreements with the Company under the terms of a Prior Agreement. This Plan constitutes an amendment and restatement that supersedes any such Prior Agreements and the obligations to any Director under any such Prior Agreement shall be assumed under this Plan ("Assumed Accounts"). Any such Director previously covered by an individual agreement who has Assumed Accounts under this Plan shall continue to accrue amounts attributable to dividends and appreciation on any hypothetical shares of Common Stock in the Stock Equivalent Account portion as provided in this Plan and to accrue interest on any Interest Accrual Account portion, notwithstanding that such Director is ineligible to or does not otherwise participate in this Plan.

 2.       Participation

          (a)  Election to Participate.  Prior to the beginning of any calendar
               -----------------------
year, or, in the case of newly elected Directors, within 30 days of such election, each eligible Director may elect to participate in the Plan by directing that all or any part of the compensation which would otherwise have been payable currently for services as a Director (including fees payable for services as a member of a committee of the Board) during such calendar year, or, in the case of newly elected Directors, during the remainder of such calendar year, shall be credited to a deferred compensation account ("Account") subject to the terms of the Plan. With respect to calendar year 1998, the year this Plan is adopted, each eligible Director shall have a period of 60 days after the adoption of this Plan to elect to participate in the Plan with respect to compensation payable after the date of election.

          (b)  Enrollment Form.  Such an election to participate in the Plan
               ---------------
shall be in the form of an enrollment form ("Enrollment Form") executed by the Director and the Company and filed with the Secretary of the Company or his or her delegate. The specifications of this Plan that apply to any participating Director are contained in such separate Enrollment Form executed by the Company and the Participant. The Enrollment Form constitutes a part of this Plan and its terms are incorporated into the Plan. An election related to fees otherwise payable currently in any calendar year shall become irrevocable on the last day prior to the beginning of such calendar year, or, in the case of new Directors, on the 30th day after becoming a Director. An election shall continue until a Director ceases to be a Director or until he or she terminates or modifies such election by written notice. Any such termination or modification shall become effective as of the end of the calendar year in which such notice is given with respect to all fees otherwise payable in subsequent calendar years. A Director who has filed a termination of election may thereafter again file an election to participate for any calendar year or years subsequent to the filing of such election.

 3.       Deferred Compensation Accounts

          (a)  Investment Election.  At the time of election to participate in
               -------------------
the Plan under Section 2(a) above, a Director shall also designate the percentage of such Deferrals to be credited to the Stock Equivalent Account portion of the Director's Account and the percentage to be credited to the Interest Accrual Account portion of such Account.

          (b)  Stock Equivalent Account.
               ------------------------

               (i)  Determination of Credited Amounts. Deferrals credited to the
                    ---------------------------------
Stock Equivalent Account portion of a Director's Account shall be applied on the last business day of the month in which occurs the date the related compensation is or would be otherwise paid to the hypothetical purchase of whole shares of Common Stock determined by dividing the amount of such compensation by the price of a share of the Company's common stock, par value $1.00 per share (the "Common Stock"). Amounts remaining after the hypothetical purchase of whole shares of Common Stock shall be credited to the Interest Accrual Account until the next Valuation Date when the remaining principal amount shall be credited to the Stock Equivalent Account and applied to the hypothetical purchase of Common Stock. The Director's Account (including any portion of an Assumed Account represented by the Stock Equivalent Account) shall also be credited on the last business day of the month in which cash dividends are paid with a hypothetical number of shares of Common Stock equivalent to any cash dividend payment on the number of shares of Common Stock equal to the number of hypothetical shares of Common Stock in the Director's Stock Equivalent Account on the record date for such dividend. Such amount shall then be converted to a number of additional hypothetical shares determined by dividing such amount by the price of a share of Common Stock. The price of a share of Common Stock on the last day of the month in which occurs any compensation or dividend payment date shall be the closing price of a share of Common Stock for the last trading day in that month. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by the professional market maker making a market in the Common Stock.

               (ii)   Recapitalization or Reorganization of Company.  In the
                      ---------------------------------------------
event of any change in outstanding Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off or other similar corporate change, the Board shall make such adjustments, if any, that it deems appropriate in the number of hypothetical shares of Common Stock then credited to Directors' Accounts (including any portion of an Assumed Account represented by the Stock Equivalent Account). Any and all such adjustments shall be conclusive and binding upon all parties concerned.

               (iii)  Shares Subject to Plan.  The maximum number of
                      ----------------------
hypothetical shares of Common Stock that may be maintained in the Stock Equivalent Account portion of all Directors' Accounts may not exceed two million shares (including any portion of an Assumed Account represented by the Stock Equivalent Account). This number is subject to adjustment to take into consideration adjustment in the number of outstanding shares of Common Stock as described in the preceding Section 3(b)(ii).

          (c)  Interest Accrual Account.  Deferrals credited to the Interest
               ------------------------
Accrual Account portion of a Director's Account (including any portion of an Assumed Account represented by the Interest Accrual Account) shall bear interest from the last day of the month in which occurs the date the related compensation is or would otherwise be paid. The interest credited will be compounded monthly and credited at the end of each Valuation Date. For all amounts, whenever credited, the rate of interest credited thereon, as of the end of each Valuation Date ending after the date of adoption of this Plan by the Board, shall be determined by and may be changed by the Administrator, in its sole discretion, from time to time. The initial interest rate credited to the Interest Accrual Account shall be equal to 125% of the average annual yield as of the beginning of the calendar year for U. S. Treasury notes with maturities of ten years. The applicable Treasury interest rate shall be determined annually by the Chief Financial Officer or Controller of the Company as of the beginning of the calendar year, based on an official publication of a U. S. government agency. Any change in such interest rate or the manner of determining the interest rate shall take effect only for accruals of interest after the change is approved by the Administrator.

           (d)  Change of Investment Elections.
                ------------------------------

                (i)  Future Deferrals. An election to invest Deferrals in a
                     ----------------
Stock Equivalent Account or an Interest Accrual Account may be changed prospectively once each year, in the manner and at the time specified by the Administrator, by giving not less than ten (10) days advance notice in writing of such election to the Secretary of the Company on a form designated by the Plan Administrator for such purpose. Such change, if timely, shall be effective with respect to amounts deferred following the month in which such election is received and thereafter.

               (ii)  Prior Deferrals.  Except as permitted in Section
                     ---------------
3(d)(iii) hereof, no part of the amounts previously credited to a Director's Stock Equivalent Account or Interest Accrual Account may be transferred between Accounts.

               (iii) Transition Election.  Notwithstanding anything to the
                     -------------------
contrary in Section 3(d)(ii) hereof, any Director previously covered by an individual agreement who has Assumed Accounts under this Plan shall have a period of 60 days after the adoption of this Plan to transfer amounts previously credited to such Director's Interest Accrual Account to such Director's Stock Equivalent Account.

          (e)  Administrative Discretion.  The Administrator may determine at
               -------------------------
any time in its sole discretion that no additional Deferrals shall be credited to the Stock Equivalent Account of any Director. In the event all Stock Equivalent Accounts are frozen, additional Deferrals will be credited to the Interest Accrual Account until such time as the Administrator permits a change in election.

 4.       Distribution

          (a)  Distribution Election.  At the time of election to participate in
               ---------------------
the Plan, a Director shall also make elections with respect to the timing and method of distribution (during the Director's lifetime or in the event of the Director's death) of amounts deferred under the Plan, plus accumulated earnings. Such elections shall be contained in the document referred to in Section 2(b), executed by the Director and filed with the Secretary of the Company, or his or her delegate. The election with respect to the method of distribution during the Director's lifetime of fees for any calendar year shall become irrevocable on the last day prior to the beginning of such calendar year. The election related to the distribution in the event of the Director's death, including the designation of a Beneficiary or Beneficiaries, may be changed by the Director at any time, by filing the appropriate document with the Secretary of the Company.

          (b)  Distribution Options.  A Director may elect to receive amounts
               --------------------
credited to his or her Account in one payment or in ten (10) equal annual installments; provided, however, that the number of annual installments may not extend beyond the life expectancy of the Director, determined as of the date the first installment is paid. The election shall direct that the first installment (or the single payment if the Director has so elected) be paid no later than March 30 of the Plan Year following either (i) the Plan Year in which the Director has a Severance and ceases to be a Director of the Company, or (ii the later of (i) above or the year in which the Director attains the age specified in such election, which age shall not be later than age 72. Each distribution shall be made pro-rata from amounts credited to the Interest Accrual Account portion and to the Stock Equivalent Account portion of the Director's Account on the applicable payment date. Each distribution shall be determined by multiplying the value of the Director's Account by a fraction. The numerator of the fraction shall be 1 and the denominator of the fraction shall be the number of annual installments remaining to be paid.

          (c)  Form of Distributions.  All distributions from the Interest
               ---------------------
Accrual Account shall be in cash. All distributions from the Stock Equivalent Account shall be in shares of Common Stock equal in value to the value of the Stock Equivalent Account. For this purpose, the value of the Stock Equivalent Account distributed on any payment date shall be determined by multiplying the number of such hypothetical shares of Common Stock allocated to the Stock Equivalent Account by the price of a share of Common Stock, as determined pursuant to Section 3(b)(i) with respect to the valuation period ending coincident with or immediately prior to the date of the distribution. In no event shall the Company be required to issue fractional shares in connection with a distribution of a Director's Stock Equivalent Account. The value of fractional hypothetical shares of Common Stock shall be distributed in cash.

          (d)  Competitive Activity.  Notwithstanding an election pursuant to
               --------------------
Section 4(a), in the event a Director engages in any competitive activity, as determined in accordance with and pursuant to the terms and conditions of the Company's non-competition guidelines, the entire balance in the Director's Account, including earnings, shall be paid immediately in a single payment.

          (e)  Death.  A Director may elect that, in the event the Director
               -----
should die before full payment of all amounts credited to the Director's Account, the balance of the Account shall be distributed according to the method designated by the Director pursuant to Section 4(a) hereof to the Beneficiary or Beneficiaries designated in writing by the Director, or if no designation has been made, to the estate of the Director. The first installment (or the single payment if the Director has so elected) shall be paid on the first day of the calendar year following the year of death. The Board or the Compensation/Options Committee thereof may, in its sole discretion, decide to accelerate the timing of such payments in any manner deemed appropriate. In connection with such decision, the Board or the Committee may (but shall not be required to) take into consideration the desire(s) of the Beneficiary or Beneficiaries of such deceased Director.

          (f)  Installment Distributions.  Installments subsequent to the first
               -------------------------
installment to the Director, or to a Beneficiary or to the Director's estate, shall be paid on the first business day of each succeeding calendar year until the entire amount credited to the Director's Account shall have been paid. The balance of the Account held pending distribution shall continue to be credited with earnings, determined in accordance with Section 3.

          (g)  Prior Agreements Superseded.  Payments of amounts credited to a
               ---------------------------
Director's Account under this Plan shall not be duplicative of payments, if any, received by a Director under any Prior Agreement that became subject to this Plan as Assumed Accounts which payments shall be a complete offset to any payments under this Plan. The Board may, as a prerequisite to the commencement of any installments or lump-sum payment to any Director or Beneficiary under this Plan, obtain a written acknowledgment, in a form reasonably satisfactory to the Board, that such installments or payment represent a complete satisfaction of any amounts deferred or earnings accrued under the prior individual deferred compensation agreement.

          (h)  Withdrawals.  A Director (or former Director) participating in
               -----------
the Plan may at any time elect to receive a distribution of all or any portion of the Interest Accrual Account credited to his or her Account under the Plan (less a substantial penalty). Amounts credited to the Stock Equivalent Account shall not be available for distribution under this Subsection (h).

Requests for distributions shall be submitted in writing (on a form approved for that purpose) to the Secretary of the Company or his or her delegate specifying the amount to be withdrawn. Distributions from the Director's (or former Director's) Interest Accrual Account under the Plan pursuant to this Subsection
(h) will at all times be subject to (i) reduction for applicable state or federal income tax withholdings, if any, and (ii a substantial penalty equal to at least six percent (6%) of the amount of the requested withdrawal. The Administrator, upon reasonable notice to Participants, may change the penalty percentage to which withdrawals are subject, provided such penalty shall never be less than six percent (6%). The amount of any penalty shall be treated as a forfeiture and shall not be subject to reinstatement. Distributions pursuant to this Subsection (h) shall be payable in a single lump sum, in cash, within thirty (30) days of submission of the completed distribution form. The Company and the Administrator shall be released from any further liability for the withdrawn benefit amount and the penalty amount. In addition, a Participant who makes a withdrawal shall not be eligible to make additional Deferrals to this Plan during the calendar year in which the withdrawal is made and the next following calendar year.

 5.       Miscellaneous

          (a)  Assignment Prohibited.  The right of a Director to any deferred
               ---------------------
fees and/or earnings thereon shall not be subject to assignment by the Director.

          (b)  Benefits Unfunded.  Except as provided in Section 5(c), the
               -----------------
benefits provided by this Plan shall be unfunded. All amounts payable under this Plan to the participating Directors shall be paid from the general assets of the Company, and nothing contained in this Plan shall require the Company to set aside or hold in trust any amounts or assets for the purpose of paying benefits to any Director. This Plan shall create only a contractual obligation on the part of the Company, and participating Directors shall have the status of a general unsecured creditor with respect to the benefit obligations hereunder or any other obligation of the Company to pay benefits pursuant hereto. Any funds of the Company available to pay benefits pursuant to the Plan shall be subject to the claims of general creditors of the Company, and may be used for any purpose by the Company.

          (c)  Grantor Trust.  Although the Company is responsible for the
               -------------
payment of all benefits under the Plan, the Company may, in its discretion, contribute funds or assets (including insurance policies on the life of any or all Participants and securities issued by the Company) to a grantor trust for the purpose of paying benefits under this Plan and to assist it in accumulating shares of Common Stock and cash needed to fulfill its obligations under this Plan in the event of a Change in Control. Such trust may be irrevocable, but assets of the trust shall be subject to the claims of creditors of the Company or any adopting affiliate. To the extent any benefits provided under the terms of the Plan are actually paid from the trust, the Company or such adopting affiliate shall have no further obligation with respect thereto. To the extent any benefits provided under the terms of the Plan are not paid from the trust, such benefits shall remain the obligation of and shall be paid by the Company or the adopting affiliate. References to payments by the Company shall be deemed to include payments by the Company or by an adopting affiliate, as the context may require. The participating Directors shall have the status of unsecured creditors insofar as their legal claim for benefits under the Plan and the participating Directors shall have no security interest or preferred claim in or to the assets of any such grantor trust.

          (d)  Plan Year.  The period with respect to which the records of the
               ---------
Plan are maintained (the "Plan Year") shall be the twelve consecutive month period ending December 31. The Controller of the Company shall, at least annually at the end of each Plan Year, prepare and distribute written reports to the participating Directors and to the Compensation/Options Committee of the Board that set forth the amounts or the number of hypothetical shares of Common Stock credited to each Director's Account.

          (e)  Nonforfeitable Benefit.  A participating Director's interest in
               ----------------------
his Account shall at all times be 100% vested and nonforfeitable.

          (f)  Amendment.  The Company shall have the right to amend this Plan
               ---------
in whole or in part from time to time by resolution of the Board, and to amend and cancel any amendments; provided, however, that no action under this Section shall cancel or reduce the amount of the Director's previously accrued vested benefits. An amendment shall be in writing and be adopted by the Board. The action of the Board adopting any amendment may, but is not required to, be evidenced by the execution of such amendment by a duly authorized officer of the Company. The participating Directors shall be bound thereby.

          (g)  Termination. The Company expects to continue this Plan
               -----------
indefinitely, but does not obligate itself to do so. The Company reserves the right to discontinue and terminate the Plan at any time, for any reason (including a change, or an impending change, in the tax laws of the United States or of any state), by resolution of the Board. Termination of the Plan shall be binding on the participating directors, but in no event may such termination reduce the Directors' previously accrued vested benefits. If this Plan is terminated, the Directors' previously accrued vested benefits shall be paid as soon as reasonably practicable after the first day of the month following the termination.

          (h) Withholding.  If the whole or any part of any Director's benefit
              -----------
shall become liable for the payment of any estate, inheritance, income, employment or other tax which the Company is required to pay or withhold, the Company shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the benefit of the Director whose benefits hereunder are so liable. Prior to making any payment, the Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary. To the extent benefits paid hereunder are wages or compensation, the Company shall be entitled to deduct, withhold and pay any applicable income or employment taxes from amounts otherwise payable to a participating Director hereunder.

          (i) Governing Law.  This Plan shall be construed, administered, and
              -------------
governed in all respects in accordance with the laws of the State of California. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

          (j) Gender, Tense, and Headings.  In this Plan, whenever the context
              ---------------------------
so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Headings and subheadings in this Plan are inserted for convenience of reference only and are not considered in the construction of the provisions hereof.

          (k) Successors and Assigns.  This Plan shall inure to the benefit of,
              ----------------------
and be binding upon, the parties hereto and their successors and assigns; provided, however, subject to the provisions of applicable law regarding domestic relations orders, that the benefits hereunder shall not be assignable or transferable and, except as provided by Section 5(h), any purported transfer, assignment, encumbrance, or attachment thereof shall be void and of no effect. In the event of a dispute involving any individual's right to receive the benefit hereunder, the Company may enter an interpleader action. Payment of the benefit to a court of competent jurisdiction with proper notice to the appropriate parties in dispute shall be in full satisfaction of all claims against the Company as to the Plan, and shall be equivalent to a receipt and release.

          (l) Receipt or Release.  Any payment to a Director or Beneficiary in
              ------------------
accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Company, and the Administrator may require such Participant, as a condition precedent to such payment, to execute a receipt and release to such effect. Amounts owed to the Company by any participating Director may be setoff from the benefits distributed under this Plan, provided the Administrator designates the amount and description of the setoff amounts and any such setoff shall be treated as a distribution that satisfies the corresponding distribution obligation under this Plan.

          (m)  Plan Administrator.  The Compensation/Options Committee of the
               ------------------
Board shall be the Plan Administrator and shall have discretionary authority to construe and interpret the Plan terms and to make all determinations relating to its administration, including the determination of disputed benefit claims. Action of the Administrator may be taken with or without a meeting; provided, however, that any action shall be taken only upon the vote or other affirmative expression of a majority of the Committee members qualified to vote with respect to such action. If a member of the Committee is a participant whose benefits are subject to the Plan, such member shall not participate in any decision which solely affects his or her status as a participant. In the event the Compensation/Options Committee becomes deadlocked on the determination of any disputed benefit claim, the determination of such claim shall be determined by the full Board. The Committee or the Board, as the case may be, shall be authorized to adopt rules and procedures relating to its duties under the Plan. If the Company creates a trust as described in Section 6.2 hereof, and, if such trust provides for an Independent Plan Administrator, then, following a Change in Control of the Company, the Independent Plan Administrator (or any successor Independent Plan Administrator) under the trust shall serve as Administrator of this Plan, so long as such entity is serving as Independent Plan Administrator under the trust.

 6.       Definitions

          (a) Account.  The record maintained by the Administrator to determine
              -------
each Participant's interest under this Plan. Such Account may be divided into subaccounts and shall be reflected as a book reserve entry in the Company's accounting records.

          (b) Administrator.  The Compensation/Options Committee of the Board
              -------------
designated pursuant to Section 5(m) to manage and administer the Plan.

          (c) Assumed Accounts.  The amount of deferred compensation credited
              ----------------
under a Prior Agreement that is automatically credited to and governed by the terms of this Plan.

          (d) Beneficiary.  The person or persons (natural or otherwise)
              -----------
designated by a Participant in accordance with Section 4(a) to receive any undistributed benefits under the Plan at the time of the Participant's death.

          (e) Board.  The Board of Directors of the Company or the Compensation
              -----
and Options Committee of the Board of Directors.

          (f) Change in Control.  A "Change in Control" shall be deemed to have
              -----------------
occurred on:

              (i) The "Distribution Date" as that term is defined in Section 1(h) of the Company's Rights Agreement dated February 7, 1992, as it may be amended from time to time. The definition of "Distribution Date" contained in the Company's Rights Agreement shall continue to apply, notwithstanding the expiration or termination of that agreement; or

              (ii) The date (during any period of two consecutive calendar years) that individuals who at the beginning of such period constituted the Company's Board cease for any reason (other than natural causes, including death, disability or retirement) to constitute a majority thereof; or

              (iii) The date the stockholders of the Company approve:

                    (A)  A plan of complete liquidation of the Company;

                    (B) An agreement for the sale or disposition of all or substantially all of the assets of the Company; or

                    (C) A merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least eighty percent (80%) of the combined voting power of the stock that is outstanding immediately after the merger, consolidation, or reorganization, unless the Board of the Company determines by a majority vote prior to the merger, consolidation, or reorganization that no Change in Control will occur as a result of such transaction; or

              (iv) The date a "Change in Control" occurs within the meaning of the term defined in the grantor trust agreement established under Section 6.2 hereof.

     (g) Combined Voting Power.  The aggregate votes entitled to be cast
         ---------------------
generally in the election of directors of a corporation by holders of then outstanding Voting Securities of such corporation.

     (h) Company.  Mattel, Inc., a Delaware corporation.
         -------

     (i) Deferrals.  The amount credited to the Participant's Account under
         ---------
this Plan to reflect his interest in the Plan attributable to his elective deferrals of Directors' fees.

     (j) Effective Date.  The Effective Date of this Plan shall be July 1,
         --------------
1998.

     (k) Enrollment Form.  The form executed by the Company and the
         ---------------
Participant which sets forth the Participant's Deferral elections and other specifications of this Plan applicable to the Participant.

     (l) Exchange Act.  The Securities Exchange Act of 1934, as amended
         ------------
from time to time, or any successor statute.

     (m)  Independent Plan Administrator.  A person, persons or entity
          ------------------------------
which, prior to a Change in Control has accepted in writing the position of Independent Plan Administrator under the grantor trust agreement established under Section 5(c) hereof. The appointment of the Independent Plan Administrator shall be determined under the provisions of the grantor trust agreement established under Section 5(c) hereof.

     (n) Participant.  A Director of the Company or any participating
         -----------
affiliate that has adopted the Plan who completes an Enrollment Form and has not received a complete distribution of the amounts credited to his Account.

     (o) Person. Any individual, entity (including, without limitation, any
         ------
corporation, partnership, trust, joint venture, association or governmental body) or group (as defined in (S) 14(d)(3) or (S) 15(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that Person shall not include the Company, any of its subsidiaries, or any employee benefit plan of the Company or any of its majority-owned subsidiaries or any entity organized, appointed or established by the Company or such subsidiary for or pursuant to the terms of any such plan.

     (p) Plan. The Mattel, Inc. Deferred Compensation Plan for Non-Employee
         ----
Directors as described herein and in the Enrollment Form entered into between the Company and the Director designated therein, as such Plan and Enrollment Form may hereafter be amended.

     (q) Plan Year. The period with respect to which the records of the
         ---------
Plan are maintained which shall be the twelve consecutive month period ending December 31.

     (r) Prior Agreement.  An unfunded, nonqualified, deferred compensation
         ---------------
agreement entered into by and between the Company and an individual Director prior to the Effective Date of this Plan. This Plan constitutes an amendment and restatement of any such Prior Agreement.

     (s) Severance. A Participant's voluntary or involuntary termination of
         ---------
service as a Director with the Company for any reason at any time.

     (t) Transaction.  Any merger, consolidation or recapitalization of the
         -----------
Company (or, if the capital stock of the Company is affected, any subsidiary of the Company); or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

     (u) Valuation Date. The last day of each month within the Plan Year
         --------------
and such other dates as may be determined by the Administrator for valuing Participant Accounts.

     (v) Voting Securities. All securities of a corporation having the
         -----------------
right under ordinary circumstances to vote in an election of the board of directors of such corporation.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer.

                                    MATTEL, INC.



Dated: August 17, 1998              By: /s/ Alan Kaye
      --------------------             --------------------